EXHIBIT 99.2
Summary of Detroit Edison’s Electric Rate Restructuring Order
January 5, 2006
TO THE INVESTMENT COMMUNITY1:
     On December 22, 2005 the Michigan Public Service Commission (MPSC) issued an order in response to Detroit Edison’s request to unbundle rates and address numerous rate subsidy issues (rate deskewing). The full text of the order can be found on the MPSC website (http://efile.mpsc.cis.state.mi.us/cgi-bin/efile/viewcase.pl?casenum=14399).
Introduction
     On November 23, 2004, the MPSC issued its final order in the Detroit Edison general rate case (U-13808), which among other things, ordered Detroit Edison to file a new rate unbundling case that would also address Detroit Edison’s request to, “adjust rates to remove rate differentials or other inequalities as well as subsidies inherent in its current rates.” On February 4, 2005 Detroit Edison submitted the required filing.
     Most current rates for Detroit Edison are not reflective of the actual cost of service. Generally, residential customers are paying less than if their rates were based on cost of service. Conversely, commercial and industrial customers taking bundled electric service from Detroit Edison are paying rates higher than their cost of service. This current inter-class rate subsidy reflects a long-standing MPSC policy to have commercial and industrial customers provide a subsidy to residential customers. Detroit Edison proposed that the unbundled power supply and distribution rates be based on a fully allocated cost of service study, thus eliminating all subsidies.
     Currently, Electric Choice customers pay a lower distribution charge than customers taking bundled service from Detroit Edison. For Electric Choice customers, distribution charges were originally based on 1995 costs and are no longer indicative of Detroit Edison’s actual cost structure. Detroit Edison proposed to eliminate these intra-class rate subsidies. These intra-class

[1] This document includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate”, “believe”, “estimate”, and similar words. These statements should be read in conjunction with the “Forward-Looking Statements” section in DTE Energy Company’s “DTE Energy” and Detroit Edison’s 2004 Form 10-K (which section is incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison that discuss important factors that could cause DTE Energy’s and Detroit Edison’s actual results to differ materially, including, but not limited to, the speed and nature of regulatory approvals. DTE Energy and Detroit Edison expressly disclaim any current intention to update any forward-looking statements contained in this document as a result of new information or future events.

rate subsidies essentially provide discounted distribution service for customers that chose to purchase generation from an alternative electric supplier, at the expense of other customers.
     The general intent of the filing was to ensure that all customers, including Electric Choice customers, pay a fair and proportionate share of each element of electric service. This would eliminate the existing inter- and intra-class subsidies reflected in current rates. Regarding alternative suppliers, Detroit Edison proposed an immediate elimination of the intra-class distribution rate disparity and a phased in correction of inter-class rate subsidies.
Summary of MPSC Order
     While the MPSC did not order the comprehensive realignment of the existing rate structure that Detroit Edison requested in its original filing, the MPSC order did take some initial steps to improve the current competitive imbalance in Michigan’s Electric Choice program.
Realignment of Distribution Rates
•	The MPSC ordered that distribution charges for full service (“bundled”) and Electric Choice customers be based on the cost of service
o	This will result in an increase in the distribution rate for Electric Choice customers
o	This increase in Electric Choice rates eliminates the distribution subsidy that full service commercial and industrial customers were providing for Electric Choice customers. This will result in a 6-7% decrease in certain commercial and industrial rates
o	Residential rate subsidies will continue to be completely funded by full service commercial and industrial customers.
•	The MPSC order does not provide for the phase-out of the residential subsidies as proposed by Detroit Edison and all the other parties
•	The new distribution rates will be effective as of the first billing cycle in February 2006
Other Impacts to the Electric Choice Program
•	The MPSC did not order any fundamental changes to the Electric Choice program
•	Electric Choice customers will continue to pay both securitization and nuclear decommissioning surcharges
•	The MPSC reaffirmed its prior decision to extend the annual return to service deadline to February 20, 2006
Unbundling Rates / Cost of Service
•	Detroit Edison must file redesigned rates and modified tariff sheets by January 10, 2006
o	These redesigned rates will unbundle into distribution and power supply charges
o	The redesigned rates will not remedy existing inter-class rate subsidies, as originally requested by Detroit Edison, but instead the subsidies will be included in distribution rates for full service customers

o	Detroit Edison will set the unbundled rates using a Cost of Service Study (COSS) as proposed by the MPSC Staff
•	This methodology places more emphasis on constant demand, rather than peak demand
•	As a result, this will shift some cost responsibility from residential customers to commercial and industrial customers
•	Based on the MPSC Staff’s analysis, this shift is relatively small, constituting approximately $24M of revenue
•	The MPSC ordered Detroit Edison to file a COSS and a rate design proposal in its next rate proceeding based upon the MPSC Staff’s methodology
Next Rate Case
•	Detroit Edison was ordered to file a general rate case by July 1, 2007, based on 2006 actual operating results
•	The MPSC intends this filing to provide a timely method to rapidly review changing issues and to provide customers a greater degree of rate certainty and stability
Impact on Choice Volumes
     Electric Choice participation levels are dependent on a wide range of factors such as prevailing market prices for electricity, economic variables, duration of customer contracts, past experience with choice and alternative supplier marketing activity in Detroit Edison’s service territory. The combination of lower full service rates and higher Electric Choice rates should bring better balance to Michigan’s electric energy supply marketplace. The impact of this order will be evaluated as data becomes available.

Detroit Edison 2005 Average Bundled Rates (¢/kWh)

		Commercial &
		Industrial	Commercial &
	Residential	Secondary	Industrial Primary	Choice
Energy Charge	9.2	9.6	5.3	1.1
Surcharges
- PSCR	0.0	0.0	0.0	n/a
- Decommissioning	0.1	0.1	0.1	0.1
- Securitization	0.5	0.5	0.5	0.5
- Regulatory Asset Recovery (RARS)	n/a	0.1	0.1	n/a
- Residential Rate Cap Credit	-0.8	n/a	n/a	n/a

Total	9.0	10.4	6.0	1.7

Detroit Edison Average Unbundled Rates (¢/kWh) Effective 02/01/2006

		Commercial &
		Industrial	Commercial &
	Residential (1)	Secondary	Industrial Primary	Choice
Power Supply
- Power Supply (inc. transmission)	4.9	4.9	4.3	n/a
- PSCR (2)	0.0	0.0	0.0	n/a
- Regulatory Asset Recovery (RARS)	0.2	0.1	0.1	n/a
Subtotal — Power Supply	5.1	4.9	4.4	n/a

Distribution
- Delivery Charge	4.2	4.1	1.0	1.6
- Decommissioning	0.1	0.1	0.1	0.1
- Securitization	0.5	0.5	0.5	0.5
- Customer Choice Implementation	0.1	0.1	0.1	0.1
Subtotal — Distribution	4.9	4.8	1.7	2.2

Total	10.0	9.7	6.1	2.2

(1)	Includes a 0.8¢/kWh impact from the expiration of the residential rate cap credit and the imposition of a 0.2¢/kWh Regulatory Asset Recovery Charge which were previously ordered by the MPSC in November 2004

(2)	MPSC adopted a temporary quarterly PSCR factor for 2006; the PSCR factor for first quarter is 0.0¢/kWh

Detroit Edison Sales and Revenue

	2004		2005
			Through November
	Sales	Revenue	Sales	Revenue
	(GWh)	($000s)	(GWh)	($000s)
System Sales
Residential	15,082	1,344,761	15,600	1,408,083
Commercial & Industrial Secondary	7,818	766,165	7,235	749,314
Commercial & Industrial Primary	17,079	913,836	18,252	1,102,121

Electric Choice
Residential	1	39	1	42
Commercial & Industrial Secondary	3,144	70,846	3,003	73,747
Commercial & Industrial Primary	6,694	102,849	3,681	57,388
Detroit Edison Sales and Revenue Temperature Normalized

	2004		2005
			Through November
	Sales	Revenue	Sales	Revenue
	(GWh)	($000s)	(GWh)	($000s)
System Sales
Residential	15,743	1,403,736	14,680	1,325,043
Commercial & Industrial Secondary	8,044	788,340	7,059	731,038
Commercial & Industrial Primary	17,448	937,069	17,972	1,084,149

Electric Choice
Residential	1	31	1	32
Commercial & Industrial Secondary	3,187	71,820	2,935	73,305
Commercial & Industrial Primary	6,149	95,625	3,110	48,498